Hamilton Reports 2024 Third Quarter Results
Net Income of $78 million; Annualized YTD Return on Average Equity of 22.4%

PEMBROKE, Bermuda, November 6, 2024 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or “the Company”) today announced financial results for the third quarter ended September 30, 2024.

Commenting on the results, Pina Albo, CEO of Hamilton, said:

“Just over a year ago we launched the initial public offering for Hamilton, marking our transition from private company to the New York Stock Exchange listed firm we are today. At the time of our IPO, we re-affirmed the achievement of sustainable underwriting profitability as one of our key objectives.

Our strong results this quarter and on a year to date basis demonstrate our ability to execute this important goal. This quarter, Hamilton reported a combined ratio of 93.6%, despite catastrophe losses from Hurricane Helene and other large loss events. Both of our segments, International and Bermuda, produced profitable underwriting results. On a year to date basis, Hamilton recorded a combined ratio of 89.9% and an annualized return on average equity of 22.4%, demonstrating our underwriting discipline and the value of our diversified and growing franchise.”

Consolidated Highlights – Third Quarter
•Net income of $78.3 million, or $0.74 per diluted share;
•Annualized return on average equity of 13.8%;
•Gross premiums written of $553.4 million, an increase of 16.7% compared to the third quarter of 2023;
•Net premiums earned of $448.8 million, an increase of 33.2% compared to the third quarter of 2023;
•Combined ratio of 93.6%;
•Underwriting income of $29.1 million;
•Net investment income of $82.8 million, comprised of fixed income, short term, cash and cash equivalent returns of $93.9 million and a Two Sigma Hamilton Fund loss of $11.1 million; and
•Corporate expenses of $14.1 million, which includes $1.9 million of compensation costs related to the Value Appreciation Pool.

Consolidated Highlights – Year to Date
•Net income of $366.5 million;
•Annualized return on average equity of 22.4%;
•Gross premiums written of $1.9 billion, an increase of 23.8% compared to the same period in 2023;
•Net premiums earned of $1.3 billion, an increase of 31.5% compared to the same period in 2023;
•Combined ratio of 89.9%;
•Underwriting income of $126.9 million;
•Net investment income of $326.3 million, comprised of Two Sigma Hamilton Fund returns of $207.5 million, and fixed income, short term and cash and cash equivalents returns of $118.8 million;
•Corporate expenses of $41.8 million, which includes $7.5 million of compensation costs related to the Value Appreciation Pool; and
•Book value per share of $22.82, an increase of 22.8% compared to December 31, 2023.

Hurricane Milton
•The Company estimates that losses from Hurricane Milton, net of reinsurance, will be in the range of $30 million to $70 million. The estimated losses for this event will be reported in the Company’s fourth quarter 2024 financial results.

Consolidated Underwriting Results – Third Quarter

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	September 30, 2024	September 30, 2023	Change
Gross premiums written	$553,401	$474,123	$79,278
Net premiums written	477,896	383,566	94,330
Net premiums earned	448,795	337,036	111,759
Underwriting income (loss)	$29,094	$24,866	$4,228
Combined ratio	93.6%	92.6%	1.0 pts

Net income (loss) attributable to common shareholders	$78,250	$43,583	$34,667
Income (loss) per share attributable to common shareholders - diluted	$0.74	$0.41
Book value per common share	$22.82	$17.35

Return on average common equity - annualized	13.8%	9.8%

	For the Three Months Ended
Key Ratios	September 30, 2024	September 30, 2023	Change
Attritional loss ratio - current year	53.2%	54.8%	(1.6	pts)
Attritional loss ratio - prior year	(0.7%)	(0.1%)	(0.6	pts)
Catastrophe loss ratio - current year	11.5%	3.9%	7.6	pts
Catastrophe loss ratio - prior year	(3.0%)	(1.8%)	(1.2	pts)
Loss and loss adjustment expense ratio	61.0%	56.8%	4.2	pts
Acquisition cost ratio	22.8%	23.3%	(0.5	pts)
Other underwriting expense ratio	9.8%	12.5%	(2.7	pts)
Combined ratio	93.6%	92.6%	1.0	pts

•Gross premiums written increased by $79.3 million, or 16.7%, to $553.4 million with an increase of $18.4 million, or 6.0%, in the International Segment, and $60.9 million, or 36.5%, in the Bermuda Segment.
•Net premiums written increased by $94.3 million, or 24.6%, to $477.9 million with an increase of $33.5 million, or 14.3%, in the International Segment, and $60.8 million, or 40.9%, in the Bermuda Segment.
•Net premiums earned increased by $111.8 million, or 33.2%, to $448.8 million with an increase of $46.6 million, or 26.1%, in the International Segment, and $65.1 million, or 41.1%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 53.2%. The decrease of 1.6 points compared to the same period in 2023 was primarily driven by the absence of large losses in the current quarter.
•Net favorable attritional prior year reserve development, net of reinsurance, was $3.2 million, primarily driven by favorable development in property and specialty classes, partially offset by unfavorable development in certain casualty classes, including one specific large loss.
•Catastrophe losses (current and prior year), net of reinsurance, were $38.3 million, driven by Hurricane Helene ($33.9 million), the Calgary hailstorms ($12.3 million), and Hurricane Debby ($5.5 million), partially offset by favorable prior year development ($13.4 million).
•The acquisition cost ratio decreased by 0.5 points compared to the same period in 2023.
•The other underwriting expense ratio decreased 2.7 points compared to the same period in 2023, primarily driven by an increase in net premiums earned.

International Segment Underwriting Results – Third Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	September 30, 2024	September 30, 2023	Change
Gross premiums written	$325,525	$307,140	$18,385
Net premiums written	268,106	234,621	33,485
Net premiums earned	225,244	178,632	46,612
Underwriting income (loss)	$5,423	$4,057	$1,366

Key Ratios
Attritional loss ratio - current year	55.3%	54.6%	0.7	pts
Attritional loss ratio - prior year	(1.5%)	(5.3%)	3.8	pts
Catastrophe loss ratio - current year	6.4%	5.1%	1.3	pts
Catastrophe loss ratio - prior year	(2.4%)	0.4%	(2.8	pts)
Loss and loss adjustment expense ratio	57.8%	54.8%	3.0	pts
Acquisition cost ratio	26.5%	26.4%	0.1	pts
Other underwriting expense ratio	13.3%	16.5%	(3.2	pts)
Combined ratio	97.6%	97.7%	(0.1	pts)

•Gross premiums written increased by $18.4 million, or 6.0%, to $325.5 million, primarily driven by growth and improved pricing in property insurance and specialty insurance and reinsurance classes.
•Net favorable attritional prior year reserve development, net of reinsurance, was $3.3 million.
•Catastrophe losses (current and prior year), net of reinsurance, were $8.9 million, driven by Hurricane Helene and Hurricane Debby, partially offset by favorable prior year development.
•The acquisition cost ratio increased by 0.1 points compared to the same period in 2023.
•The other underwriting expense ratio decreased by 3.2 points compared to the same period in 2023, primarily driven by an increase in net premiums earned.

Bermuda Segment Underwriting Results – Third Quarter

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	September 30, 2024	September 30, 2023	Change
Gross premiums written	$227,876	$166,983	$60,893
Net premiums written	209,790	148,945	60,845
Net premiums earned	223,551	158,404	65,147
Underwriting income (loss)	$23,671	$20,809	$2,862

Key Ratios
Attritional loss ratio - current year	51.0%	55.1%	(4.1	pts)
Attritional loss ratio - prior year	0.0%	5.7%	(5.7	pts)
Catastrophe loss ratio - current year	16.7%	2.6%	14.1	pts
Catastrophe loss ratio - prior year	(3.5%)	(4.2%)	0.7	pts
Loss and loss adjustment expense ratio	64.2%	59.2%	5.0	pts
Acquisition cost ratio	19.0%	19.8%	(0.8	pts)
Other underwriting expense ratio	6.2%	7.9%	(1.7	pts)
Combined ratio	89.4%	86.9%	2.5	pts

•Gross premiums written increased by $60.9 million, or 36.5%, to $227.9 million, primarily driven by new business, increased participations and a strong rate environment in our casualty reinsurance, property reinsurance and specialty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 51.0%. The decrease of 4.1 points compared to the same period in 2023 was primarily driven by the absence of large losses in the current quarter.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $0.1 million.
•Catastrophe losses (current and prior year), net of reinsurance, were $29.4 million, driven by Hurricane Helene, the Calgary hailstorms, and Hurricane Debby, partially offset by favorable prior year development.
•The acquisition cost ratio decreased by 0.8 points compared to the same period in 2023, primarily driven by a change in the mix of business.
•The other underwriting expense ratio decreased by 1.7 points compared to the same period in 2023, primarily driven by an increase in net premiums earned.

Consolidated Underwriting Results – Year to Date

	For the Nine Months Ended
($ in thousands, except for per share amounts and percentages)	September 30, 2024	September 30, 2023	Change
Gross premiums written	$1,878,645	$1,517,247	$361,398
Net premiums written	1,467,843	1,116,772	351,071
Net premiums earned	1,252,862	952,398	300,464
Underwriting income (loss)	$126,920	$93,823	$33,097
Combined ratio	89.9%	90.2%	(0.3%)

Net income (loss) attributable to common shareholders	$366,509	$131,862	$234,647
Income (loss) per share attributable to common shareholders - diluted	$3.33	$1.26
Book value per common share	$22.82	$17.35
Change in book value per share	22.8%	7.5%

Return on average common equity - annualized	22.4%	10.2%

	For the Nine Months Ended
Key Ratios	September 30, 2024	September 30, 2023	Change
Attritional loss ratio - current year	53.9%	51.8%	2.1%
Attritional loss ratio - prior year	0.6%	(0.4%)	1.0%
Catastrophe loss ratio - current year	4.1%	3.7%	0.4%
Catastrophe loss ratio - prior year	(1.1%)	(0.5%)	(0.6%)
Loss and loss adjustment expense ratio	57.5%	54.6%	2.9%
Acquisition cost ratio	22.6%	23.2%	(0.6%)
Other underwriting expense ratio	9.8%	12.4%	(2.6%)
Combined ratio	89.9%	90.2%	(0.3%)

•Gross premiums written increased by $361.4 million, or 23.8%, to $1.9 billion, with an increase of $125.9 million, or 15.1%, in the International Segment, and $235.5 million, or 34.4%, in the Bermuda Segment.
•Net premiums written increased by $351.1 million, or 31.4%, to $1.5 billion, with an increase of $133.8 million, or 24.2%, in the International Segment, and $217.3 million, or 38.6%, in the Bermuda Segment.
•Net premiums earned increased by $300.5 million, or 31.5%, to $1.3 billion, with an increase of $132.9 million, or 26.3%, in the International Segment, and $167.5 million, or 37.4%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 53.9%. The increase of 2.1 points compared to the same period in 2023 was primarily driven by losses of $37.9 million, or 3.0 points, arising from the Francis Scott Key Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $7.1 million, primarily driven by unfavorable development in certain casualty classes, including one specific large loss, and specialty classes, including two specific large losses, partially offset by favorable development in property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $38.5 million, driven by Hurricane Helene ($33.9 million), the Calgary hailstorms ($12.3 million), and Hurricane Debby ($5.5 million), partially offset by favorable prior year development ($13.2 million).

•The acquisition cost ratio decreased by 0.6 points compared to the same period in 2023.
•The other underwriting expense ratio decreased 2.6 points compared to the same period in 2023, primarily driven by an increase in net premiums earned and increased third party fee income, which offsets the other underwriting expense ratio.

International Segment Underwriting Results – Year to Date

International Segment	For the Nine Months Ended
($ in thousands, except for percentages)	September 30, 2024	September 30, 2023	Change
Gross premiums written	$957,981	$832,049	$125,932
Net premiums written	687,444	553,687	133,757
Net premiums earned	637,700	504,784	132,916
Underwriting income (loss)	$30,170	$35,091	$(4,921)

Key Ratios
Attritional loss ratio - current year	54.6%	52.6%	2.0%
Attritional loss ratio - prior year	0.3%	(4.3%)	4.6%
Catastrophe loss ratio - current year	2.2%	2.2%	0.0%
Catastrophe loss ratio - prior year	(0.8%)	0.2%	(1.0%)
Loss and loss adjustment expense ratio	56.3%	50.7%	5.6%
Acquisition cost ratio	25.2%	26.1%	(0.9%)
Other underwriting expense ratio	13.8%	16.3%	(2.5%)
Combined ratio	95.3%	93.1%	2.2%

•Gross premiums written increased by $125.9 million, or 15.1%, to $958.0 million, primarily driven by growth, improved pricing and new business in casualty and property insurance classes and specialty reinsurance and insurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 54.6%. The increase of 2.0 points compared to the same period in 2023 was primarily driven by losses of $11.8 million, or 1.9 points, arising from the Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $2.0 million, primarily driven by unfavorable development in specialty insurance classes, including two specific large losses, and casualty insurance classes, including one specific large loss, partially offset by favorable development in property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $9.1 million, driven by Hurricane Helene and Hurricane Debby, partially offset by favorable prior year development.
•The acquisition cost ratio decreased by 0.9 points compared to the same period in 2023.
•The other underwriting expense ratio decreased by 2.5 points compared to the same period in 2023, primarily driven by an increase in net premiums earned.

Bermuda Segment Underwriting Results – Year to Date

Bermuda Segment	For the Nine Months Ended
($ in thousands, except for percentages)	September 30, 2024	September 30, 2023	Change
Gross premiums written	$920,664	$685,198	$235,466
Net premiums written	780,399	563,085	217,314
Net premiums earned	615,162	447,614	167,548
Underwriting income (loss)	$96,750	$58,732	$38,018

Key Ratios
Attritional loss ratio - current year	53.1%	50.8%	2.3%
Attritional loss ratio - prior year	0.8%	4.0%	(3.2%)
Catastrophe loss ratio - current year	6.1%	5.4%	0.7%
Catastrophe loss ratio - prior year	(1.3%)	(1.3%)	0.0%
Loss and loss adjustment expense ratio	58.7%	58.9%	(0.2%)
Acquisition cost ratio	19.9%	19.8%	0.1%
Other underwriting expense ratio	5.6%	8.1%	(2.5%)
Combined ratio	84.2%	86.8%	(2.6%)

•Gross premiums written increased by $235.5 million, or 34.4%, to $920.7 million, primarily driven by new business, expanded participations and rate increases in property and casualty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 53.1%. The increase of 2.3 points compared to the same period in 2023 was primarily driven by losses of $26.1 million, or 4.2 points, arising from the Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $5.1 million, primarily driven by a modest increase in casualty classes, partially offset by favorable development in property reinsurance and insurance classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $29.4 million, primarily driven by Hurricane Helene, the Calgary hailstorms, and Hurricane Debby, partially offset by favorable prior year development.
•The acquisition cost ratio increased by 0.1 points compared to the same period in 2023.
•The other underwriting expense ratio decreased by 2.5 points compared to the same period in 2023. The decrease was primarily driven by an increase in net premiums earned and by performance based management fees generated by our third party capital manager, which offsets the other underwriting expense ratio.
Investments and Shareholders’ Equity as of September 30, 2024
•Total invested assets and cash of $4.6 billion compared to $4.0 billion at December 31, 2023.
•Total shareholders’ equity of $2.3 billion compared to $2.0 billion at December 31, 2023.
•Book value per share of $22.82 compared to $18.58 at December 31, 2023, an increase of 22.8%.

Conference Call Details and Additional Information
Conference Call Information

Hamilton will host a conference call to discuss its financial results on Thursday, November 7, 2024, at 9:00 a.m. Eastern Time. The conference call can be accessed by dialing 1-646-960-0308, or 1-888-350-3870 (US toll free), and entering the conference ID 6439207.

A live, audio webcast of the conference call will also be available through the Investors portal of the Company’s website at investors.hamiltongroup.com .

For access to either the conference call or webcast, please dial in/login a few minutes in advance to complete any necessary registration.

A replay of the audio conference call will be available at investors.hamiltongroup.com or by dialing 1-609-800-9909 or 1-800-770-2030 (US toll free) and entering the conference ID 6439207.

Additional Information

In addition to the information provided in the Company's earnings release, we have also made available supplementary financial information and an investor presentation which may be referred to during the conference call and will be available on the Company’s website at investors.hamiltongroup.com.
About Hamilton Insurance Group, Ltd.

Hamilton is a Bermuda-headquartered company that underwrites specialty insurance and reinsurance risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Re and Hamilton Select, each with dedicated and experienced leadership, provide us with access to diversified and profitable markets around the world.

For more information about Hamilton Insurance Group, visit our website at www.hamiltongroup.com or on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands)	September 30, 2024	December 31, 2023
Assets
Fixed maturity investments, at fair value (amortized cost 2024: $2,306,168; 2023: $1,867,499)	$2,320,184	$1,831,268
Short-term investments, at fair value (amortized cost 2024: $506,244; 2023: $427,437)	507,947	428,878
Investments in Two Sigma Funds, at fair value (cost 2024: $829,606; 2023: $770,191)	932,787	851,470
Total investments	3,760,918	3,111,616
Cash and cash equivalents	957,372	794,509
Restricted cash and cash equivalents	93,883	106,351
Premiums receivable	885,744	658,363
Paid losses recoverable	146,008	145,202
Deferred acquisition costs	205,953	156,895
Unpaid losses and loss adjustment expenses recoverable	1,190,465	1,161,077
Receivables for investments sold	39,079	42,419
Prepaid reinsurance	260,174	194,306
Intangible assets	94,441	90,996
Other assets	192,510	209,621
Total assets	$7,826,547	$6,671,355

Liabilities, non-controlling interest, and shareholders' equity
Liabilities
Reserve for losses and loss adjustment expenses	$3,434,800	$3,030,037
Unearned premiums	1,192,071	911,222
Reinsurance balances payable	334,511	272,310
Payables for investments purchased	172,905	66,606
Term loan, net of issuance costs	149,916	149,830
Accounts payable and accrued expenses	168,658	186,887
Payables to related parties	—	6,480
Total liabilities	5,452,861	4,623,372

Non-controlling interest – TS Hamilton Fund	60,060	133

Shareholders’ equity
Common shares:
Class A, authorized (2024: 26,944,807 and 2023: 28,644,807), par value $0.01; issued and outstanding (2024: 17,820,078 and 2023: 28,644,807)	178	286
Class B, authorized (2024: 79,677,932 and 2023: 72,337,352), par value $0.01; issued and outstanding (2024: 63,668,995 and 2023: 56,036,067)	637	560
Class C, authorized (2024: 19,903,649 and 2023: 25,544,229), par value $0.01; issued and outstanding (2024: 19,903,649 and 2023: 25,544,229)	199	255
Additional paid-in capital	1,172,331	1,249,817
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	1,144,722	801,373
Total shareholders' equity	2,313,626	2,047,850

Total liabilities, non-controlling interest, and shareholders' equity	$7,826,547	$6,671,355

Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands, except per share information)	2024	2023	2024	2023
Revenues
Gross premiums written	$553,401	$474,123	$1,878,645	$1,517,247
Reinsurance premiums ceded	(75,505)	(90,557)	(410,802)	(400,475)
Net premiums written	477,896	383,566	1,467,843	1,116,772

Net change in unearned premiums	(29,101)	(46,530)	(214,981)	(164,374)
Net premiums earned	448,795	337,036	1,252,862	952,398

Net realized and unrealized gains (losses) on investments	48,228	47,343	454,851	101,881
Net investment income (loss)	17,330	8,069	43,667	17,719
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	65,558	55,412	498,518	119,600

Other income (loss)	4,464	2,386	17,934	7,838
Net foreign exchange gains (losses)	(5,973)	1,432	(9,883)	(3,953)
Total revenues	512,844	396,266	1,759,431	1,075,883

Expenses
Losses and loss adjustment expenses	273,632	191,577	720,478	519,554
Acquisition costs	102,201	78,537	283,059	220,532
General and administrative expenses	62,392	63,035	182,164	158,075
Amortization of intangible assets	5,204	2,794	11,773	7,869
Interest expense	5,351	5,288	17,090	16,007
Total expenses	448,780	341,231	1,214,564	922,037

Income (loss) before income tax	64,064	55,035	544,867	153,846
Income tax expense (benefit)	3,029	2,387	6,118	6,908
Net income (loss)	61,035	52,648	538,749	146,938

Net income (loss) attributable to non-controlling interest	(17,215)	9,065	172,240	15,076

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$78,250	$43,583	$366,509	$131,862

Per share data
Basic income (loss) per share attributable to common shareholders	$0.77	$0.42	$3.45	$1.27
Diluted income (loss) per share attributable to common shareholders	$0.74	$0.41	$3.33	$1.26

Non-GAAP Financial Measures Reconciliation
We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting income (loss), a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. We believe that non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most comparable GAAP figures are included below.

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The following table reconciles underwriting income (loss) to net income (loss), the most comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2024	2023	2024	2023
Underwriting income (loss)	$29,094	$24,866	$126,920	$93,823
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	65,558	55,412	498,518	119,600
Other income (loss), excluding third party fee income	—	85	—	85
Net foreign exchange gains (losses)	(5,973)	1,432	(9,883)	(3,953)
Corporate expenses	(14,060)	(18,678)	(41,825)	(31,833)
Amortization of intangible assets	(5,204)	(2,794)	(11,773)	(7,869)
Interest expense	(5,351)	(5,288)	(17,090)	(16,007)
Income tax (expense) benefit	(3,029)	(2,387)	(6,118)	(6,908)
Net income (loss), prior to non-controlling interest	$61,035	$52,648	$538,749	$146,938

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily comprised of fees earned by the International Segment for management services provided to third party syndicates and consortia and by the Bermuda Segment for performance based management fees generated by our third party capital manager, Ada Capital Management Limited. We believe that this measure is a relevant component of our underwriting income (loss).

The following table reconciles third party fee income to other income, the most comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2024	2023	2024	2023
Third party fee income	$4,464	$2,301	$17,934	$7,753
Other income (loss), excluding third party fee income	—	85	—	85
Other income (loss)	$4,464	$2,386	$17,934	$7,838

Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 9, Segment Reporting, in the unaudited condensed consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The following table reconciles other underwriting expenses to general and administrative expenses, the most comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2024	2023	2024	2023
Other underwriting expenses	$48,332	$44,357	$140,339	$126,242
Corporate expenses	14,060	18,678	41,825	31,833
General and administrative expenses	$62,392	$63,035	$182,164	$158,075

Special Note Regarding Forward-Looking Statements

This information includes “forward looking statements” pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “target,” “should,” “could,” “would,” “seeks,” “intends,” “plans,” “contemplates,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements appear in a number of places throughout and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained herein. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and other subsequent periodic reports filed with the Securities and Exchange Commission and the following:

•our results of operations and financial condition could be adversely affected by unpredictable catastrophic events, global climate change or emerging claim and coverage issues;
•our business could be materially adversely affected if we do not accurately assess our underwriting risk, our reserves are inadequate to cover our actual losses, our models or assessments and pricing of risks are incorrect or we lose important broker relationships;
•the insurance and reinsurance business is historically cyclical and the pricing and terms for our products may decline, which would affect our profitability and ability to maintain or grow premiums;
•we have significant foreign operations that expose us to certain additional risks, including foreign currency risks and political risk;
•we do not control the allocations to and/or the performance of the Two Sigma Hamilton Fund, LLC ("TS Hamilton Fund")’s investment portfolio, and its performance depends on the ability of its investment manager, Two Sigma Investments, LP ("Two Sigma"), to select and manage appropriate investments and we have a limited ability to withdraw our capital accounts;
•Two Sigma Principals, LLC, Two Sigma and their respective affiliates have potential conflicts of interest that could adversely affect us;
•the historical performance of Two Sigma is not necessarily indicative of the future results of the TS Hamilton Fund’s investment portfolio or of our future results;
•our ability to manage risks associated with macroeconomic conditions resulting from geopolitical and global economic events, including public health crises, current or anticipated military conflicts, terrorism, sanctions, rising energy prices, inflation and interest rates and other global events;
•our ability to compete successfully with more established competitors and risks relating to consolidation in the reinsurance and insurance industries;
•downgrades, potential downgrades or other negative actions by rating agencies;
•our dependence on key executives, including the potential loss of Bermuda-based personnel as a result of Bermuda employment restrictions, and the inability to attract qualified personnel, particularly in very competitive hiring conditions;
•our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•risks associated with our investment strategy, including such risks being greater than those faced by competitors;
•changes in the regulatory environment and the potential for greater regulatory scrutiny of the Company going forward;
•a cyclical downturn of the reinsurance industry;
•operational failures, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties or our affiliates;
•we are a holding company with no direct operations, and our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us is restricted by law;
•risks relating to our ability to identify and execute opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments;
•our potentially becoming subject to U.S. federal income taxation, Bermuda taxation or other taxes as a result of a change of tax laws or otherwise;
•the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company, or PFIC;
•our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act, or FATCA, provisions;
•our costs will increase as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations;
•if we were to identify a material weakness and were unable to remediate such material weakness, or fail to achieve and maintain effective internal controls, our operating results and financial condition could be impacted and the market price of our Class B common shares may be negatively affected;
•the lack of a prior public market for our Class B common shares means our share price may be volatile and anti-takeover provisions contained in our organizational documents could delay management changes;
•the potential that the market price of our Class B common shares could decline due to future sales of shares by our existing shareholders;
•applicable insurance laws, which could make it difficult to effect a change of control of our company; and
•investors may have difficulties in serving process or enforcing judgments against us in the United States.
There may be other factors that could cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K. You should evaluate all forward-looking statements made herein in the context of these risks and uncertainties.

You should read this information completely and with the understanding that actual future results may be materially different from expectations. We caution you that the risks, uncertainties, and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained herein apply only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor contacts:
Jon Levenson & Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Corday Ferris
kelly.ferris@hamiltongroup.com